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                            SUBSIDIARIES OF THE REGISTRANT


Midland Resources Operating Company, Inc.
616 F.M. 1960 West, Suite 600
Houston, Texas 77090
Incorporated in the State of Texas


Summit Petroleum Corporation
616 F.M. 1960 West, Suite 600
Houston, Texas 77090
Incorporated in the State of Colorado